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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

         The Summit Fund, LLC, The United Company, United Management Company, LLC, Nicholas D. Street, James W. McGlothlin, Lois A. Clarke, Wayne L. Bell and Ted G. Wood (the "Filing Persons"), hereby agree to file jointly a Schedule 13G and any amendments thereto relating to the aggregate ownership by each of the Filing Persons of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by Rule 13d-1 and Rule 13d-2 promulgated under the Securities Exchange Act of 1934. Each of the Filing Persons agrees that the information set forth in such Schedule 13G and any amendments thereto with respect to such Filing Person will be true, complete and correct as of the date of such Schedule 13G or such amendment, to the best of such Filing Person's knowledge and belief, after reasonable inquiry. Each of the Filing Persons makes no representation as to the accuracy or adequacy of the information set forth in the Schedule 13G or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall promptly notify the other Filing Persons if any of the information set forth in the Schedule 13G or any amendments thereto shall become inaccurate in any material respect or if said person learns of information that would require an amendment to the Schedule 13G.

         IN WITNESS WHEREOF, the undersigned have set their hands this 14th day of February, 2001.


                                    THE SUMMIT FUND, LLC

                                    By: UNITED MANAGEMENT COMPANY, LLC

                                    By: /s/ Lois A. Clarke
                                        ----------------------------------------
                                        Lois A. Clarke

                                    Its: President and Managing Director
                                         ---------------------------------------


                                    THE UNITED COMPANY



                                    By: /s/ Lois A. Clarke
                                        ----------------------------------------
                                            Lois A. Clarke

                                    Its: Executive Vice President and Chief
                                         Financial Officer
                                         ---------------------------------------


                                    UNITED MANAGEMENT COMPANY, LLC

                                    By: /s/ Lois A. Clarke
                                        ----------------------------------------
                                        Lois A. Clarke

                                    Its: President and Managing Director
                                         ---------------------------------------

                                    /s/ Nicholas D. Street
                                    --------------------------------------------
                                    Nicholas D. Street


                                    /s/ James W. McGlothlin
                                    --------------------------------------------
                                    James W. McGlothlin


                                    /s/ Lois A. Clarke
                                    --------------------------------------------
                                    Lois A. Clarke


                                    /s/ Wayne L. Bell
                                    --------------------------------------------
                                    Wayne L. Bell


                                    /s/ Ted G. Wood
                                    --------------------------------------------
                                    Ted G. Wood